UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2005

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2005, the shareholders of Chicago Mercantile Exchange Holdings Inc. (the "Company") approved the Chicago Mercantile Exchange Holdings Inc. 2005 Director Stock Plan (the "Director Stock Plan") and the Chicago Mercantile Exchange Holdings Inc. Employee Stock Purchase Plan (the "ESPP"), pursuant to proposals that were submitted to the shareholders for approval at the Company’s Annual Meeting of Shareholders.

DIRECTOR STOCK PLAN

The following summary of the Director Stock Plan is qualified in its entirety by reference to the complete text of the Director Stock Plan, which is filed as Exhibit 99.1 to this Current Report and is hereby incorporated by reference.

Purpose

The purpose of the Director Stock Plan is to provide the Company with an effective means of attracting, retaining, and motivating non-executive directors of the Company and to further align their interests with those of the Company’s shareholders by providing for or increasing their stock ownership interests in the Company.

Administration of the Plan

The Director Stock Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, among other powers, the exclusive power to interpret and administer the Director Stock Plan and to grant awards under the Director Stock Plan. The Compensation Committee’s authority includes determining the types and terms of the awards to be granted and selecting award recipients from among persons eligible to participate in the Director Stock Plan.

Shares Reserved under the Plan

The number of shares of common stock that may be issued or awarded under the Director Stock Plan shall not exceed 25,000, subject to adjustment by the Compensation Committee. The shares issuable under the Director Stock Plan may be drawn from either authorized but previously unissued shares of common stock or from reacquired shares of common stock, including shares purchased by us in the open market and held as treasury shares.

Adjustments

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination or other similar change in the corporate structure of the Company affecting its common stock, the Compensation Committee may, in its discretion, adjust the number and kind of shares available under the Director Stock Plan and the number and kind of shares subject to awards and the exercise price of outstanding options.

Awards under the Plan

Restricted Stock Awards. The Compensation Committee may award shares of our Class A common stock that are subject to certain restrictions. The Compensation Committee shall fix the restrictions on transfer and forfeiture conditions and the restriction period applicable to each restricted share award. The recipient of a restricted share award will be unable to dispose of the shares prior to the expiration of the restricted period. Unless otherwise provided by the Compensation Committee, the term of restriction for a restricted share award shall be one year. During the period of restriction, the recipient shall be entitled to vote the shares and receive any cash dividends and other distributions on such shares.

Stock Options. The Compensation Committee may grant rights to purchase a specified number of shares of Class A common stock at a specified exercise price and subject to the terms and conditions set forth in the option grant. At the time the option is granted, the Compensation Committee will determine the number of shares subject to the option, the exercise (or purchase) price per share, the period during which the option may be exercised and the restrictions and conditions on and to that exercise. However, the exercise price of each option will be at least equal to the market value of the Company’s common stock on the date of grant and no option may be exercised more than three years after termination of a director’s service on the Board. Payment of the exercise price of a stock option may be in cash, common stock owned by the participant, other consideration permitted by the Compensation Committee, withholding shares otherwise issuable with the consent of the Compensation Committee or by a combination of the foregoing.

Other Stock-Based Awards. Under the Director Stock Plan, the Compensation Committee has the right to grant other awards of common stock or awards otherwise based on common stock or in cash in its sole discretion.

Transferability

Except as otherwise authorized by the Compensation Committee, no awards and no shares of common stock that have not been issued or to which any applicable restriction has not lapsed may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution.

Change of Control

Upon a change of control as defined in the Director Stock Plan, all awards outstanding under the Director Stock Plan will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted.

Termination of Service

Except as otherwise authorized by the Compensation Committee at the time of grant, if a director’s service ends for any reason other than death, permanent disability or expiration of service as a director, any unvested portion of an outstanding award will terminate and be forfeited to the Company without consideration. Upon a termination of service due to death, permanent disability or expiration of service as a director, all unvested awards granted under the Director Stock Plan will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted.

Amendments and Termination

The Board of Directors may at any time terminate, amend or suspend the Director Stock Plan, as it deems advisable, subject to the requirements of applicable law and other regulatory requirements, including those imposed by the New York Stock Exchange. The Director Stock Plan will expire on April 27, 2015, unless the Board exercises its discretion to terminate it on an earlier date.

EMPLOYEE STOCK PURCHASE PLAN

The following summary of the ESPP is qualified in its entirety by reference to the complete text of the ESPP, which is filed as Exhibit 99.3 to this Current Report and is hereby incorporated by reference.

Purpose

The purpose of the ESPP is to provide employees of the Company and its subsidiaries added incentive to promote the best interests of the Company by permitting eligible employees to purchase shares of the Company’s Class A common stock through payroll deductions. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

Administration of the Plan

The ESPP will be administered by the Compensation Committee of the Board of Directors. The Committee will have full power and authority to interpret and administer the ESPP, to establish rules and regulations relating to the ESPP and to make all other determinations it deems appropriate for the proper administration of the ESPP.

Shares Reserved under the Plan

The number of shares of common stock available for purchase under the ESPP shall not exceed 40,000, subject to adjustment by the Compensation Committee. The shares available for purchase under the ESPP may be drawn from either authorized but previously unissued shares of common stock or from reacquired shares of common stock, including shares purchased by us in the open market and held as treasury shares.

Adjustments

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination or other similar change in the corporate structure of the Company affecting its common stock, the Compensation Committee may, in its discretion, adjust the number and kind of shares available under the ESPP.

Eligible Participants

All employees who are regularly scheduled to work at least 20 hours per week and who customarily are employed for more than five months in a calendar year will be eligible to participate in the ESPP, except for certain limitations imposed by Section 423(b) of the Code. Under the Code, no employee is permitted to purchase any shares in the ESPP if such employee, immediately after such purchase, owns shares possessing 5% or more of the total combined voting power of all classes of stock of the Company. In addition, no employee may purchase any shares in the ESPP in excess of $25,000 (determined at the market value of the shares at the beginning of the offering period) in any one calendar year. Pursuant to authority granted to the Compensation Committee under the terms of the ESPP, the Committee has elected to exclude members of our Management Team from participating in the ESPP. As of December 31, 2004, approximately 1,300 employees would have been eligible to participate in the ESPP.

Participation in the ESPP

The ESPP will allow eligible employees to authorize payroll deductions of up to 10% of their base salary to be applied toward the purchase of shares of common stock at the end of the offering period. The ESPP will be implemented by consecutive offering periods of approximately six months’ duration. Shares will be purchased at the end of an offering period at a price of 90% of the market value of the common stock as reported on the NYSE.

Deduction Changes and Suspension

Except as otherwise provided by the Committee, a participant may increase or decrease his or her payroll deductions at any time. Participants may withdraw all, but not less than all, of their accumulated payroll contributions at any time prior to the next purchase date. A participant’s withdrawal from an offering period will not have any effect upon his or her ability to participate in the following offering period.

Transferability

A participant’s rights under the ESPP are not transferable by the participant except by will or the laws of descent and distribution.

Holding Period

A participant may not sell shares acquired in the ESPP until six months after the date of purchase.

Termination of Employment

When a participant terminates employment for any reason, including voluntary termination, retirement or death, the cash amounts credited to such participant’s account that have not been used to purchase shares will be returned to the participant or in the case of such participant’s death, to the person’s designated beneficiary.

Amendments and Termination

The Board of Directors may at any time terminate, amend or suspend the ESPP, as it deems advisable, subject to the requirements of applicable law and other regulatory requirements, including those imposed by the NYSE. The ESPP will expire on April 27, 2015, unless the Board exercises its discretion to terminate it on an earlier date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

April 28, 2005	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	2005 Director Stock Plan
99.2	Form of Director Equity Grant Letter
99.3	Employee Stock Purchase Plan